Exhibit 3.31

ARTICLES OF INCORPORATION OF

OAKWOOD RED ASH COAL CORPORATION

We hereby associate to form a stock corporation under the provisions of Chapter 1 of Title 13.1 of the Code of Virginia and to that end set forth the following:

(a)	The name of the corporation is OAKWOOD RED ASH COAL CORPORATION.

(b)	The purpose or purposes for which the corporation is organized are:

To purchase, lease or otherwise acquire land, coal, oil, gas, mineral properties and coal properties; to acquire such easements, right of ways and privileges as may be required; to search for coal, oil, gas, minerals and metals; to grant leases, sub-leases, sub-contracts and licenses for mining in or upon any lands which may be acquired by the corporation by lease or otherwise; to purchase or otherwise acquire coal from others; to sell or otherwise dispose of such coal, oil, gas, minerals and metals, and such easements, right of ways and privileges; to operate a commissary, bath house and similar business; to buy and sell oil, gas, grease and other petroleum products; to carry on the business of mining, cleaning, processing, smelting and refining; to construct sidetracks, tramroads, haul roads, railways, tipples, buildings, storage houses, sidings, and railway sidings; to maintain sales offices; and to do and perform all acts, and execute all other rights, powers and privileges of a corporation as are authorized by the laws of the State of Virginia, and which are consistant herewith.

(c) The aggregate number of shares which the corporation shall have authority to issue and the par value per share are as follows:

CLASS AND SERIES	NUMBER OF SHARES	PAR VALUE PER SHARE

Common	5,000	$100.00

(d) The post-office address of the initial registered office is GRUNDY, VlRGINIA. The name of the county in which the initial registered office is located is Buchanan County, Virginia. The name of its registered agent is H. A. Street, who is a resident, of Virginia and a member of the Virginia State Bar, and whose business office is the same as the registered office of the corporation.

(e) The number of directors constituting the initial board of directors is four (4) and the names and addresses of the persons who are to serve as the initial directors are:

Marshall Whaley, Jr.	Royal City, Virginia

Douglas Whaley	Richlands, Virginia

Quentin Whaley	Iaeger, West Virginia

Marshall Whaley, Sr.	Grundy, Virginia

Dated this the 31st day of December, 1958

/s/ Marshall Whaley, Jr.

/s/ Douglas Whaley

/s/ Quentin Whaley

STATE OF VIRGINIA

COUNTY OF BUCHANAN, to-wit:

I, [Illegible] a Notary Public in and for the County of Buchanan, State of Virginia, do certify that MARSHALL WHALEY, JR., DOUGLAS WHALEY, and QUENTIN WHALEY, whose names are signed to the foregoing Articles of incorporation, bearing date on the 31st day of December, 1958, have acknowledged the same before me in my County and State aforesaid.

Given under my hand this the 31st day of December, 1958.

My commission expires the [Illegible] day of [Illegible], 1961.

NOTARY PUBLIC

ARTICLES OF AMENDMENT TO THE CHARTER

OF

OAKWOOD RED ASH COAL CORPORATION

Pursuant to the provisions of Section 13.1-50 of the Virginia Stock Corporation Act, the undersigned corporation adopts the following Articles of Amendment:

(a) The name of the corporation is Oakwood Red Ash Coal Corporation.

(b) The amendment adopted is that the maximum number of shares which the corporation shall have the authority to issue is one thousand (1,000) shares with par value of One Dollar ($1.00) per share.

(c) The date of the meeting of the Board of Directors at which the amendment was found in the best interest of the corporation and directed to be submitted to a vote at a meeting of stockholders was the 19th day of February, 1980; the date when notice was given to each stockholder of record entitled to vote was the 19th day of February, 1980; such notice was given in the manner provided by the Virginia Stock Corporation Act and was accompanied by a copy of the proposed amendment; the amendment was adopted by the stockholders on the 20th day of March, 1980.

(d) The number of shares outstanding and entitled to vote thereon was ten.

(e) The number of shares voted for the amendment was ten.

(f) The amount of stated capital of the corporation as stated by such amendment shall be One Thousand Dollars ($1,000.00).

Dated this 20th day of March, 1980.

OAKWOOD RED ASH COAL CORPORATION

By
President

Secretary

ARTICLES OF AMENDMENT

OF OAKWOOD RED ASH COAL CORPORATION

The undersigned corporation, pursuant to Section 13.1-58 of the Code of Virginia, hereby executes the following articles of Amendment:

1. The name of the corporation is Oakwood Red Ash Coal Corporation

2. The following resolution approving a reduction of authorized stock and stated capital was adopted by the shareholder of the corporation on December 15, 1976.

“ . . it was resolved that the stated total authorized stock and capital of the corporation be reduced to $1,000.00, consisting of 10 shares of common stock with a par value of $100.00 per share, and that this plan be accomplished by a stockholder of the corporation surrendering 3447 shares of outstanding common stock which it presently holds to the corporation for cancellation.”

Notice was given to each stockholder of record entitled to vote thereon XXXXXXXXXXXXXXXX in the manner provided in the Virginia Stock Corporation Act and the plan of amendment was adopted by the stockholders on December 15, 1976.

3. The number of shares outstanding and entitled to vote thereon was 3457 shares.

4. The number of shares voted for the plan was 3457 and no shares were voted against the plan.

5. The amount by which the authorized stock is to be reduced forthwith upon the issuance of a certificate of amendment is [Illegible]

6. The amount of the stated capital of the corporation after giving affect to such reduction shall be $1,000.00.

Dated: December 25, 1976.

OAKWOOD RED ASH COAL CORPORATION

BY:
President

ATTEST:

[Illegible]